Exhibit 10.1

AMENDED AND RESTATED PRINCIPAL UNDERWRITING AGREEMENT

This Amended and Restated Principal Underwriting Agreement (hereinafter this “Agreement”) is made and entered into as of this 1st day of June, 2006, by and between Lincoln Benefit Life Company (“LBL”) a life insurance company organized under the laws of the state of Nebraska on its own and on behalf of each separate account of LBL set forth on Schedule A, as such Schedule may be amended from time (each such account herein referred to as the “Account”), and ALFS, Inc. (“ALFS”), a corporation organized under the laws of the state of Delaware.

WHEREAS, ALFS has acted as the principal underwriter for the variable annuity contracts set forth on Schedule A since the respective effective dates set forth herein;

WHEREAS, the parties desire to amend and restate any and all previous Principal Underwriting Agreements or arrangements with respect to variable annuity products; and

NOW THEREFORE, in consideration of the mutual promises and covenants exchanged by the parties in this Agreement, the parties hereby amend and restate such Principal Underwriting Agreement in its entirety to read as follows. LBL confirms its grant to ALFS of the right to be and ALFS agrees to serve as Principal Underwriter for the sale of such variable annuity contracts during the term of this Agreement and the parties agree as follows:

ARTICLE I.
ALFS DUTIES AND OBLIGATIONS

1.01.        ALFS, a broker-dealer registered under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of the National Association of Securities Dealers, Inc. (“NASD”), will serve as principal underwriter and distributor for the variable annuity contracts listed in Schedule A (the “Contracts”) which will be issued by LBL.

1.02.        ALFS shall be duly registered or licensed or otherwise qualified under the insurance and securities laws of the states in which the Contracts are authorized for sale.

1.03.        ALFS proposes to act as principal underwriter on an agency best efforts basis in the marketing and distribution of the Contracts. ALFS will use its best efforts to provide information and marketing assistance and related servicing activity to licensed insurance agents and broker-dealers (“Selling Broker-Dealers”) on a continuing basis.

1.04.        ALFS shall be responsible for compliance with the requirements of state broker-dealer regulations and the 1934 Act as each applies to ALFS in connection with its duties as distributor of the Contracts.  Moreover, ALFS shall conduct its affairs in accordance with the Rules of Fair Practice of the NASD.

1.05.        As a principal underwriter, ALFS shall permit the offer and sale of Contracts to the public only by and through persons who are appropriately licensed under the securities laws and who are appointed in writing by LBL to be authorized insurance agents (unless such persons are exempt from such licensing and appointment requirements).

1.06.        To the extent that any statements made in applicable registration statements, or any amendment or supplement thereto, are made in reliance upon and in conformity with written information furnished to LBL by ALFS expressly for use therein, such statements will, when they become effective or are filed with the Securities Exchange Commission (“SEC”), as the case may be, conform in all material respects to the requirements of the Securities Act of 1933 (the “1933 Act”) and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

1.07.        Subject to agreement with LBL, ALFS may enter into selling agreements with broker-dealers which are registered under the 1934 Act and/or authorized by applicable law or exemptions to sell the Contracts.  Any such contractual arrangement is expressly made subject to this Agreement, and ALFS will at all times be responsible to LBL for supervision of compliance with federal securities laws regarding distribution of the Contracts.

ARTICLE II.
LBL’S DUTIES AND OBLIGATIONS

2.01.        LBL is validly existing as a stock life insurance company in good standing under the laws of the State of Nebraska, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business.

2.02.        LBL represents that:

(a)                                  Registration statements for each of the Contracts identified in Schedule A shall have been filed with the SEC in the form previously delivered to ALFS and that copies of any and all amendments thereto will be forwarded to ALFS at the time that they are filed with the SEC;

(b)                                 Each Account is a duly organized, validly existing separate account, established by resolution of the Board of Directors of LBL for the purpose of issuing the Contracts; and

(c)                                  LBL has registered or will register the Account as a unit investment trust under the Investment Company Act of 1940 (the “1940 Act”).

2.03.        Each registration statement and any further amendments or supplements thereto will, when they became effective, conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission under such Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to LBL by ALFS expressly for use therein.

2.04.        LBL shall be responsible for the licensing and appointing of registered representatives of Selling Broker-Dealers as required by state insurance laws.

ARTICLE III.
RECORDS

3.01.        ALFS shall keep, in a manner and form approved by LBL and in accordance with Rules 17a-3 and 17a-4 under the 1934 Act, accurate records and books of account as required to be maintained by a registered broker-dealer, acting as principal underwriter, of all transactions entered into on behalf of LBL with respect its activities under this Agreement.  ALFS shall make such records of account available for inspection by the SEC and LBL shall have the right to inspect, make copies of or take possession of such records and books of account at any time upon demand.

3.02.        Subject to applicable SEC or NASD restrictions, LBL will send confirmations of Contract transactions to Contract owners.  LBL will make such confirmations and records of transactions available to ALFS upon request.  LBL will also maintain Contract owner records on behalf of ALFS to the extent permitted by applicable securities law.

3.03.        ALFS and LBL shall keep confidential the records, books of account and other information (“Records”) concerning the Contract owners, annuitants, insureds, beneficiaries or any persons who have rights arising out of the Contracts.  ALFS or LBL may disclose the Records and such information only if the other has authorized disclosure and if the disclosure is required by applicable law.  In the event ALFS or LBL is served with a subpoena, court order or demand from a regulatory organization which mandates disclosure of the Records or such information, such party must notify the other and allow such other party sufficient time to authorize disclosure or to intervene in the judicial proceeding or matter so as to protect its interest.

3.04.        For the purpose of determining the other party’s compliance with this Agreement, each party to this Agreement shall have reasonable access during normal business hours to any Records which are maintained by the other party.

3.05.        Both LBL and ALFS agree to keep all information required by applicable laws, to maintain the books, accounts and records as to clearly and accurately disclose the precise nature and details of the transaction and to assist one another in the timely preparation of any reports required by law.

3.06.        ALFS and LBL shall furnish to the other any reports and information which the other may request for the purpose of meeting reporting and recordkeeping requirements under the laws of Nebraska or any other state or jurisdiction.

ARTICLE IV.
SALES MATERIALS

4.01.        ALFS will utilize the currently effective prospectus relating to the Contracts in connection with its underwriting, marketing and distribution efforts.  As to other types of sales material, ALFS hereby agrees and will require Selling Broker-Dealers to agree to use only sales materials which have been authorized for use by LBL, which conform to the requirements of federal and state laws and regulations, and which have been filed where necessary with the appropriate regulatory authorities including the NASD.

4.02.        ALFS will not distribute any prospectus, sales literature or any other printed matter or material in the underwriting and distribution of any Contract if, to the knowledge of ALFS, any of the foregoing misstates the duties, obligation or liabilities of LBL or ALFS.

ARTICLE V.
COMPENSATION

5.01.        LBL agrees to reimburse ALFS for direct expenses incurred by ALFS on behalf of LBL.  Such direct expenses shall include, but not be limited to, (a) the marketing allowances paid by ALFS with regards to the Contracts under the Proprietary Channel Wholesaling and Marketing Support Agreement dated June 1, 2006 between LBL, ALFS, Allstate Life Insurance Company of New York, American Skandia Marketing, Inc. and Prudential Insurance Agency, LLC, (b) commissions and trail commissions payable under selling agreements in connection with the Contracts among broker-dealers, LBL and ALFS, (c) the costs of goods and services purchased from outside vendors, (d) travel expenses and (e) state and federal regulatory fees incurred on behalf of LBL.

5.02.        ALFS shall present a statement after the end of each quarter showing the amount due with respect to marketing allowances as provided in Section 5.01 and the apportionment of other services rendered and the direct expenses incurred in connection therewith.  Settlements are due and payable within thirty days.

ARTICLE VI.
UNDERWRITING TERMS

6.01.        ALFS makes no representations or warranties regarding the number of Contracts to be sold by Selling Broker-Dealer and the registered representatives of Selling Broker-Dealer.  ALFS does, however, represent that it will actively engage in its duties under this Agreement on a continuous basis while there are effective registration statements with the SEC.

6.02.        ALFS will use its best efforts to ensure that the Contracts shall be offered for sale by registered broker-dealers and registered representatives (who are duly licensed as insurance agents) on the terms described in the currently effective prospectus describing such Contracts.

6.03.        LBL will use its best efforts to assure that the Contracts are continuously registered under the 1933 Act (and under any applicable state “blue sky” laws) and to file for approval under state insurance laws when necessary.

ARTICLE VII.
LEGAL AND REGULATORY ACTIONS

7.01.        LBL agrees to advise ALFS immediately of:

(a)                                  any request by the SEC for amendment of the registration statements or for additional information relating to the Contracts;

(b)                                 the issuance by the SEC of any stop order suspending the effectiveness of the registration statements relating to the Contracts or the initiation of any proceedings for that purpose; and

(c)                                  the happening of any known material event which makes untrue any statement made in the registration statements relating to the Contracts or which requires the making of a change therein in order to make any statement made therein not misleading.

7.02.        Each of the undersigned parties agrees to notify the other in writing upon being apprised of the institution of any proceeding, investigation or hearing involving the offer or sale of the subject Contracts.

7.03.        During any legal action or inquiry, LBL will furnish to ALFS such information with respect to the Contracts in such form and signed by such of its officers as ALFS may reasonably request and will warrant that the statements therein contained when so signed are true and correct.

7.04.        If changes in insurance laws or regulations could reasonably be expected to affect the sales and administration of Contracts under this Agreement, LBL shall notify ALFS within a reasonable time after LBL receives notice of those changes. Such notice shall be in writing except, if circumstances so require, the notice may be communicated by telephone or facsimile and confirmed in writing.

ARTICLE VIII.
TERMINATION

8.01.        This Agreement shall terminate at either party’s option, without penalty:

(a)                                  without cause, on not less than 180 days’ prior written notice to the other party;

(b)           upon the mutual written consent of the parties;

(c)                                  upon written notice of one party to the other in the event of bankruptcy or insolvency of the party to which notice is given;

(d)                                 upon the suspension or revocation of any material license or permit held by a party by the appropriate governmental agency or authority; however,

such termination shall extend only to the jurisdiction(s) where the party is prohibited from doing business; or

(e)                                  upon the finding by any regulatory body in a formal proceeding of material wrongdoing by a party regarding its duties under this Agreement.

8.02.        If either party breaches this Agreement or is in default in the performance of any of its duties and obligations hereunder (the “Defaulting Party”), the non-defaulting party may give written notice thereof to the Defaulting Party, and if such breach or default is not remedied within 60 days after such written notice is given, then the non-defaulting party may terminate this Agreement by giving 30 days’ prior written notice of such termination to the Defaulting Party.

8.03.        The parties agree to cooperate and give reasonable assistance to one another in effecting an orderly transition following termination.

ARTICLE IX.

INDEMNIFICATION

9.01                           LBL agrees to indemnify ALFS for any liability that it may incur to a Contract owner or party-in-interest under a Contract:

(a)                                  arising out of any act or omission in the course of or in connection with rendering services under this Agreement; or

(b)                                 arising out of the purchase, retention or surrender of a contract; provided, however that LBL will not indemnify ALFS for any such liability that results from the willful misfeasance, bad faith or gross negligence of ALFS or from the reckless disregard by ALFS of its duties and obligations arising under this Agreement.

ARTICLE X.
GENERAL PROVISIONS

10.01       This Agreement shall be subject to the laws of the State of Nebraska.

10.02       This Agreement, along with any schedules attached hereto and incorporated herein by reference, may be amended from time to time by mutual agreement and consent of the under signed parties.

10.03       In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed, to be effective as of June 1, 2006 and retroactively effective as to particular Contracts as of the respective dates set forth on Schedule A.

Lincoln Benefit Life Company

By:	/s/ Samuel H. Pilch	December 14, 2007
Samuel H. Pilch		Date

Group Vice President and Controller

ALFS, Inc.

By:	/s/ Steven C. Verney	December 14, 2007
Steven C. Verney		Date

Assistant Treasurer

SCHEDULE A

Separate Account	Effective Date	Contract(s)	Form#(s)
Lincoln Benefit Life Variable Annuity Account	2/2/04	Consultant Solutions VA - Classic	VAP0310

Lincoln Benefit Life Variable Annuity Account	2/2/04	Consultant Solutions VA - Elite	VAP0320

Lincoln Benefit Life Variable Annuity Account	2/2/04	Consultant Solutions VA - Plus	VAP0330

Lincoln Benefit Life Variable Annuity Account	2/2/04	Consultant Solutions VA - Select	VAP0340

Lincoln Benefit Life Variable Annuity Account	8/17/98	Consultant VAI	VAP9830

Lincoln Benefit Life Variable Annuity Account	8/17/98	Consultant VAII	VAP9840

Lincoln Benefit Life Variable Annuity Account	1/2/94	Investor’s Select	VAP9330

Lincoln Benefit Life Variable Annuity Account	8/16/01	LBL Advantage VA	VAP0100

Lincoln Benefit Life Variable Annuity Account	10/18/99	Premier Planner VA	VAP9950